Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for November 2007

MESA ROYALTY TRUST

The Bank of New York Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS November 20, 2007 — Mesa Royalty Trust (NYSE symbol-MTR)

announced the Trust income distribution for the month of November 2007. Unitholders of record on November 30, 2007 will receive distributions amounting to $1,007,479 or $0.540611828 per unit payable on January 31, 2008. The Trust received $378,902 and $267,587, which includes $227,237 from an adjustment made for gas gathering-related costs in Colorado, from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $371,042.

Contact:	Mesa Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701